UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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☐	Soliciting Material Pursuant to § 240.14a-12

Spirit Airlines, Inc.

(Name of Registrant as Specified In Its Charter)

JetBlue Airways Corporation

Sundown Acquisition Corp.

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Filed by JetBlue Airways Corporation

Pursuant to Schedule 14A under the

Securities Exchange Act of 1934, as amended

Subject Company: Spirit Airlines, Inc.

Commission File No.: 001-35186

Date: June 3, 2022

The following is a press release issued by JetBlue Airways Corporation (“JetBlue”) on June 3, 2022.

PRESS RELEASE

JetBlue Comments on Glass Lewis Report

Strongly disagrees with recommendation by Glass Lewis, which overlooks the compelling arguments against the Frontier transaction

Glass Lewis acknowledges JetBlue offering superior value to Frontier ‘by a fairly wide margin’ and admits its view of ‘complex’ regulatory landscape is ‘on the surface’

JetBlue urges Spirit shareholders to vote AGAINST the inferior Frontier transaction

NEW YORK – June 3, 2022 – JetBlue (NASDAQ: JBLU) today issued the following statement in response to Glass Lewis regarding the vote on the Frontier-Spirit transaction at Spirit’s upcoming special meeting:

We strongly disagree with Glass Lewis’ recommendation. It contrasts sharply with the recommendation by Institutional Shareholder Services (“ISS”) to vote AGAINST the Frontier transaction, given the superior value of our offer and the clear concern that the Spirit Board of Directors (the “Spirit Board”) has not operated in its shareholders’ best interests.

The Glass Lewis conclusion rests on a remarkably superficial regulatory analysis, including an admission that the regulatory arguments are “complex” but that its view is “on the surface”:

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Its assessment notes that the Frontier-Spirit deal is expected to close in 2022, but fails to recognize that Spirit’s own counsel has already publicly acknowledged that their transaction is not likely to be approved until sometime next year, contradicting Spirit’s initial unrealistically optimistic claims.

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Glass Lewis correctly acknowledges the concerns that a combined Frontier-Spirit has significantly more overlap than a combined JetBlue-Spirit, but fails to recognize the proven ability for the JetBlue Effect – resulting from our unique combination of low fares and high quality – to bring down legacy carrier fares on nonstop routes by three times more than ultra-low-cost carriers can, a critical fact even recognized by the U.S. Department of Justice.

Glass Lewis notes actions by the Spirit Board that further confirm conflicts of interest that JetBlue has flagged as a major area of concern to Spirit shareholders:

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Glass Lewis’ recommendation ignores the Spirit Board’s failure to act in a manner consistent with its shareholders’ best interests, despite its explicit recognition that the Spirit Board conducted “a decidedly narrow sale process” and that the Spirit Board hasn’t even “determined whether the financial terms of the JetBlue Offer are more favorable to Spirit shareholders than those of the Frontier Transaction.”

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While Glass Lewis shares our concerns that the Spirit Board only amended the Frontier-Spirit merger agreement at the “last minute” in the face of shareholder opposition to their failed governance and Frontier’s inferior offer, Glass Lewis fails to acknowledge that the Spirit Board continues to refuse to engage with JetBlue constructively.

PRESS RELEASE

In direct contradiction of Glass Lewis’ premise, Spirit’s stock price has increased significantly every time there has been constructive news regarding JetBlue’s offer, including the ISS recommendation to vote AGAINST the Frontier merger. Market reaction clearly supports the JetBlue offer as good for Spirit shareholders, and market participants clearly want the superior terms of JetBlue’s offer.

Further, Glass Lewis admits its own assessment of the relative value of the JetBlue offer is superficial – and it is fundamentally flawed:

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Glass Lewis asserts that “on the surface and from a quantitative standpoint, we suspect there is likely little, if any, debate among investors that the JetBlue Offer currently provides higher headline value to shareholders.”

•	JetBlue’s extensive discussions with Spirit investors to date demonstrate that this “on the surface” “suspicion” is completely supported by fact.

•	Glass Lewis also asserts that JetBlue’s revised offer is below or at the low end of the discounted cash flow range of Spirit’s fairness opinions.

•	This analysis ignores the fact that Spirit’s discounted cash flow analysis is based on unrealistic projections that disregard, for example, the need to account for pilot shortages and wage hikes.

•	Glass Lewis acknowledges that the Frontier-Spirit fairness opinions were rendered on February 5 – before broader market turmoil.

•	Its analysis ignores that JetBlue’s offer is in line with, or at a premium to, other valuation methodologies utilized in the fairness opinions.

•	Glass Lewis’ analysis ignores JetBlue’s cash consideration providing greater certainty and value for shareholders.

Given these facts, the only way shareholders would support the Frontier transaction is if they believe there is a 100% probability it closes and a 0% chance the JetBlue transaction could close – neither of which is true, as both Glass Lewis and ISS noted. We are confident that Spirit shareholders will do their own analysis and believe they will recognize that not only does JetBlue’s offer provide a clear path to regulatory approval, it also provides significantly more value to shareholders.

As we stated previously, we will review and assess the revised terms of the amended merger agreement between Frontier and Spirit. We believe we have put forward a clearly superior offer and remain prepared to negotiate in good faith a consensual transaction at $33, subject to receiving necessary diligence.

The conclusions of the Glass Lewis report do not in any way change the fact that only by providing JetBlue a level playing field and full access to the same information available to Frontier can the Spirit Board assure it is delivering full value to shareholders. The conflicted Spirit Board has time and again shown itself unwilling to do that. Therefore, Spirit shareholders must continue to send the message to the Spirit Board that such behavior is unacceptable, by voting AGAINST the Frontier transaction. To that end, ISS highlighted in its report:

•	“The offer from JetBlue is superior from a financial standpoint, with a cash consideration at a meaningfully higher premium than the mostly stock deal from Frontier.”

PRESS RELEASE

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“The [Spirit] board’s decision to forgo an auction process is a cause for concern, since investors lack market-based evidence that the deal presented in fact represents the best available alternative, as evidenced by the competing offer from JetBlue.”

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“Spirit’s view that the Frontier proposal may have a smoother glide path towards achieving regulatory approval appears reasonable, but its assertion that the JetBlue proposal has zero chance of approval appears far less so.”

The bottom line for Spirit shareholders is that the JetBlue proposal offers more value – a significant premium in cash – more certainty, and more benefits for all stakeholders.

To learn more about JetBlue’s superior offer and the Spirit Board’s attempt to defend the inferior Frontier transaction, please visit JetBlueOffersMore.com.

About JetBlue

JetBlue is New York’s Hometown Airline®, and a leading carrier in Boston, Fort Lauderdale-Hollywood, Los Angeles, Orlando, and San Juan. JetBlue carries customers across the United States, Caribbean and Latin America, and between the U.S. and London. For more information, visit JetBlue.com.

Forward Looking Statements

Statements in this press release contain various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which represent our management’s beliefs and assumptions concerning future events. These statements are intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995. When used in this press release, the words “expects,” “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook,” “may,” “will,” “should,” “seeks,” “targets” and similar expressions are intended to identify forward-looking statements. Forward-looking statements involve risks, uncertainties and assumptions, and are based on information currently available to us. Actual results may differ materially from those expressed in the forward-looking statements due to many factors, including, without limitation, those listed in our U.S. Securities and Exchange Commission (“SEC”) filings, matters of which we may not be aware, the coronavirus pandemic including new and existing variants, the outbreak of any other disease or similar public health threat that affects travel demand or behavior, the outcome of any discussions between JetBlue Airways Corporation (“JetBlue”) and Spirit Airlines, Inc. (“Spirit”) with respect to a possible transaction, including the possibility that the parties will not agree to pursue a business combination transaction or that the terms of any such transaction will be materially different from those described herein, the conditions to the completion of the possible transaction, including the receipt of any required stockholder and regulatory approvals and, in particular, our expectation as to the likelihood of receipt of antitrust approvals, JetBlue’s ability to finance the possible transaction and the indebtedness JetBlue expects to incur in connection with the possible transaction, the possibility that JetBlue may be unable to achieve expected synergies and operating efficiencies within the expected timeframes or at all and to successfully integrate Spirit’s operations with those of JetBlue, and the possibility that such integration may be more difficult, time-consuming or costly than expected or that operating costs

PRESS RELEASE

and business disruption (including, without limitation, disruptions in relationships with employees, customers or suppliers) may be greater than expected in connection with the possible transaction. Given the risks and uncertainties surrounding forward-looking statements, you should not place undue reliance on these statements. Further information concerning these and other factors is contained in JetBlue’s SEC filings, including but not limited to, JetBlue’s 2021 Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. In light of these risks and uncertainties, the forward-looking events discussed in this press release might not occur. Our forward-looking statements included in this press release speak only as of the date the statements were written or recorded. We undertake no obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise.

Additional Important Information and Where to Find It

This press release is provided for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any shares of the common stock of Spirit or any other securities. JetBlue and its wholly-owned subsidiary, Sundown Acquisition Corp., have commenced a tender offer for all outstanding shares of common stock of Spirit and have filed with the SEC a tender offer statement on Schedule TO (including an Offer to Purchase, a Letter of Transmittal and related documents), as may be amended. These documents contain important information, including the terms and conditions of the tender offer, and stockholders of Spirit are advised to carefully read these documents before making any decision with respect to the tender offer.

Investors and security holders may obtain free copies of these statements and other documents filed with respect to the tender offer at the SEC’s website at https://www.sec.gov. In addition, copies of the tender offer statement and related materials may be obtained for free by directing such requests to the information agent for the tender offer, Innisfree M&A Incorporated, at (877) 800-5190 (toll free for stockholders) or (212) 750-5833 (collect for banks and brokers).

JetBlue has filed a definitive proxy statement on Schedule 14A with the SEC (“Definitive Proxy Statement”) and the accompanying BLUE proxy card on May 26, 2022, to be used to solicit proxies in opposition to the proposed business combination between Spirit and Frontier Group Holdings, Inc. (“Frontier”) and the other proposals to be voted on by Spirit stockholders at the special meeting of the stockholders of Spirit to be held on June 10, 2022. This press release is not a substitute for the Definitive Proxy Statement or any other document JetBlue, Spirit or Frontier may file with the SEC in connection with the proposed transaction.

STOCKHOLDERS OF SPIRIT ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ALL OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING ALL PROXY MATERIALS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Investors and security holders may obtain a free copy of the Definitive Proxy Statement and other documents filed by JetBlue at the SEC’s web site at https://www.sec.gov or by contacting the information agent for the proxy solicitation, Innisfree M&A Incorporated, at (877) 800-5190 (toll free for stockholders) or (212) 750-5833 (collect for banks and brokers).

PRESS RELEASE

Participants in the Solicitation

JetBlue and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of Spirit common stock. Additional information regarding the participants in the proxy solicitation is contained in the Definitive Proxy Statement.